UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2021

INFORMATION ANALYSIS INCORPORATED
(Exact name of registrant as specified in its charter)

VA	000-22405	54-1167364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Memorial Highway, Ste 210
Fairfax, VA 22033
(Address of principal executive offices, including zip code)

703-383-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02         Results of Operations and Financial Condition.

On August 16, 2021, Information Analysis Incorporated issued a press release reporting earnings and other financial results for its three months and six months ended June 30, 2021. A copy of this press release, captioned "Information Analysis Releases Second Quarter 2021 Results Highlighted by Increase in Higher Margin Professional Fee Business," is attached as Exhibit 99.1 to this Current Report on Form 8-K (the "8-K"). The information in this 8-K, including the exhibit, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

Exhibit 99.1 attached to this Current Report on Form 8-K contains certain non-GAAP financial measures, including adjusted EBITDA (“Adjusted EBITDA”). We provide a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure below.
In assessing the performance of our business, manaegment utilizes a variety of financial and performance measures.  A key measure is Adjusted EBITDA, a non-GAAP financial measure, to evaluate our actual operating performance and for planning and forecasting of future periods.

We define Adjusted EBITDA as net income (loss) plus depreciation and amortization expense, net interest expense (income), and income tax expense, as further adjusted to eliminate the impact of, when applicable, expenses that are unusual or non-recurring or that we believe do not reflect our core operating results, and non-cash stock-based compenation. We believe that Adjusted EBITDA is meaningful to our investors to enhance their understanding of our financial performance for the current period and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. We understand that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare our performance with the performance of other companies that report Adjusted EBITDA. Our calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies. When assessing our operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss) calculated in accordance with GAAP. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes.

Reconciliation of Net income (loss) to Adjusted EBITDA

	Three months ended June 30, 2021		Six months ended June 30, 2021
(in thousands)	2021	2020	2021	2022
Net income (loss)	$43,157	$(34,620)	$313,972	$(160,789)

Adjustments:
Interest expense (income), net	10,822	170	8,877	(1,098)
Taxes	-	-	-	-
Depreciation	6,739	1,738	12,122	2,986
Amortization	43,851	-	43,851	-
Acquisition costs	82,756	-	153,286	-
Non-cash stock-based compensation	111,862	356	139,573	806
Post-employment agreement	35,500	-	71,000	-
Moving expense	7,741	-	7,741	-
Adjusted EBITDA	$342,428	$(32,356)	$750,422	$(158,095)

Section 9 – Financial Statements and Exhibits

Item 9.01         Financial Statements and Exhibits

Press Release dated August 16, 2021, captioned: " Information Analysis Releases Second Quarter 2021 Results Highlighted by Increase in Higher Margin Professional Fee Business.”

Exhibit Index

Exhibit No.	Description
EX-99.1	IAI Press Release dated August 16, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION ANALYSIS INCORPORATED

Date: August 18, 2021	By:	/s/ Matthew T. Sands
Matthew T. Sands
Chief Financial Officer